EXHIBIT 10.30
                              THE FEMALE HEALTH COMPANY

                              EMPLOYEE STOCK BONUS PLAN


          1. Purpose. The purpose of the Employee Stock Bonus Plan (the _Plan_) is to provide for stock bonuses in lieu of cash bonuses to the employees and consultants of The Female Health Company (the _Company_) and its Subsidiaries, and to secure for the Company and its stockholders the benefits of the incentive inherent in common stock ownership by employees and consultants who are responsible for the Company's future growth and financial success.

          2. Definitions. As used in this Plan, the following definitions shall apply:

          (a) _Administrator_ shall have the meaning ascribed to such term in section 2 of the Plan.

          (b) _Board_ shall mean the Board of Directors of the Company.

          (c) _Bonus Stock_ shall mean the Common Stock issued to a Participant pursuant to the Plan.

          (d) _Cause_ shall mean fraud, dishonesty, acts of gross negligence in the course of employment, misrepresentation to shareholders or directors of the Company or its Subsidiaries, a material breach of the terms of any written employment or consulting agreement between a Participant and the Company or its Subsidiaries, or the commission of a felony.

          (e) _Change of Control_ means (i) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 but excluding the current directors of the Company, becoming the beneficial owner of shares of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a _Transaction_), (A) the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, or (B) there is the sale, exchange or other disposition of all or substantially all of the Company's assets to a third party.

          (f) _Common Stock_ shall mean the Common Stock, par value $.01, of the Company.





          (g) _Permanent Disability_ shall mean a disability which, in the sole and absolute discretion of the Administrator, is likely to prevent the Participant's return to work within six (6) months after the onset of such disability. The determination of Permanent Disability and the date of termination shall be determined by the Administrator in its sole and absolute discretion.

          (h) _Fair Market Value_ shall mean the last sale price of a share of Common Stock on the applicable date on the American Stock Exchange, or if the Common Stock is not then traded on such exchange, then the last sale or closing price of the Common Stock as reported on the stock market on which the Common Stock is then traded.

          (i) _Participant_ shall mean an employee, officer, key executive, or consultant of the Company or its Subsidiaries who is designated by the Administrator as a Participant in the Plan. Directors who are not employees shall not be eligible to participate in the Plan. The Administrator will designate Participants each year. A person who is designated a Participant in a given year will not necessarily be designated as a Participant in any subsequent year.

          (j) _Subsidiary_ shall mean any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

          3. Administration. The Plan shall be administered by the Board or by a committee established by the Board and consisting of two or more non-employee directors qualified to serve on such committee pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the Board and the committee are collectively and individually referred to herein as the _Administrator_). The Administrator shall have authority, consistent with the Plan:

          (a) to select employees and consultants of the Company and its Subsidiaries to be Participants in the Plan;

          (b) to determine the time or times when stock bonuses shall be granted and the number of shares to be awarded with each stock bonus;

          (c)       to interpret the Plan;

          (d) to adopt, amend or rescind rules and regulations relating to the Plan;

          (e) to prescribe, from time to time, the form of the instruments, documents and agreements for stock bonuses awarded under the Plan; and





          (f) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

          All decisions, determinations and interpretations of the Administrator shall be binding on all parties concerned.

          4. Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be awarded as stock bonuses under the Plan shall not exceed 200,000 shares. Such shares may either be authorized but unissued shares or treasury shares. If any shares issued pursuant to the Plan are reacquired by the Company by forfeiture or otherwise, such shares shall again be available to be awarded under the Plan. In the event of a stock dividend, stock split or recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of stock or securities of the Company to be subject to the Plan, and the maximum number of shares or securities which may be awarded under the Plan, shall be appropriately adjusted by the Board, the determination of which shall be binding on all persons.

          5. Declaration of Stock Bonus; Tax Payment. The Administrator will announce awards of Stock Bonuses to Participants, which announcement will specify the number of shares awarded. The Participant must include in his or her income the Fair Market Value of the Stock Bonus at the time the Participant is required to include such amount in income under applicable tax statutes and regulations.

          6.   Issuance and Transfer Restrictions.

          (a) Securities Law Matters. The Administrator will not issue Bonus Stock under the Plan unless the issuance and delivery complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the _Act_), the rules and regulations promulgated thereunder and any applicable state securities laws. As a condition to the issuance of Bonus Stock, the Administrator may require a Participant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws. Bonus Stock acquired by a Participant under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Act or in a transaction which, in the opinion of counsel to the Company, is exempt from registration under the Act, and (ii) in compliance with state securities laws.

          (b) Forfeiture of Common Stock. If, before the first anniversary of the award of Bonus Stock, a Participant's employment by, or consulting services with, the Company or its Subsidiaries terminates for any reason other than death, Permanent Disability or termination by the Company or its Subsidiaries without Cause, such Bonus Stock shall be forfeited





          to the Company. Following such forfeiture, the Participant will not be entitled to any payments or other rights with respect to such stock. As a condition to receiving Bonus Stock, a Participant must execute and deliver to the Administrator a stock power with respect to the Bonus Stock. The Company will then hold all certificates representing the Bonus Stock and such stock power. Unless the Bonus Stock is forfeited pursuant to this paragraph and on compliance with the provisions of section 10, the Administrator will deliver the Bonus Stock, together with the related stock power, to the Participant promptly following (i) the first anniversary of the award of the Bonus Stock, or (ii) the date of the Participant's death, Permanent Disability or termination by the Company without Cause, whichever is earlier. Unless and until Bonus Stock is forfeited pursuant to this paragraph, the Participant will, subject to section 6(c), have all the rights of a shareholder with respect to the Bonus Stock, provided any securities issued with respect to the Bonus Stock shall be delivered to the Administrator, or its designee, and will be held by the Administrator, or its designee, subject to the provisions of this paragraph. For purposes of this paragraph, a Participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company, or in the case of a transfer to the employment of a Subsidiary or to the employment of the Company.

          (c) Nontransferability of Bonus Stock. No Bonus Stock may be transferred by a Participant prior to the first anniversary of the award otherwise than by will or by the laws of descent and distribution.

          (d) Legend. Each certificate representing shares of Bonus Stock shall have endorsed thereon an appropriate legend noting the provisions of this section 6 of the Plan.

          (e) Waiver. The Administrator may, at its sole discretion, elect to waive any and all risks of forfeiture and/or restrictions on transferability set forth in this section 6 of the Plan with respect to any grant of stock bonuses to one or more Participants under the Plan.

          (f) Change of Control. Notwithstanding anything to the contrary contained herein, the risk of forfeiture and restriction on transferability set forth in this section 6 of the Plan shall lapse and be of no further force or effect upon a Change of Control.

          7. Term of Stock Bonus Plan. This Plan is effective for all fiscal years of the Company ending after September 30, 1996.

          8. Amendment and Termination of the Plan. The Board may alter, suspend or discontinue the Plan except that no action of the Board may, without the consent of the Participant, impair any





          right such Participant has with respect to Bonus Stock awarded before such action.

          9. Employment Rights. Neither the adoption of the Plan or any term contained in the Plan or in any instrument, document or agreement executed pursuant to the Plan shall confer on any Participant any right to continued employment or consulting services with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or consulting services of any Participant at any time.

          10. Withholding Taxes. The Company may require a Participant, as a condition to receipt of Bonus Stock, to pay or reimburse any taxes which the Company determines it or a Subsidiary, as the case may be, is required to withhold in connection with the issuance of the Bonus Stock. If a Participant fails to pay or reimburse the above amounts when requested by the Company, the Participant specifically authorizes the Company and the Subsidiary to withhold from any amount payable by the Company or the Subsidiary, respectively, to the Participant, whether under the Plan, salary or otherwise, the amount the Company has requested the Participant to pay.

          11. Notices. All notices shall be sent by first-class mail or airmail, if applicable, postage prepaid, and shall be deemed given when mailed if to a Participant, to the Participant's address as shown in the Company's records and if to the Administrator, at the Company's address.

          12. Governing Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights of any and all persons having or claiming to have any interest in the Plan shall be determined in all respects under and by the laws of the State of Wisconsin, USA.